UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2019

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-16084	23-2451943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive offices)	(Zip Code)

(570) 724-3411

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CZNC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement

On December 18, 2019, Citizens & Northern Corporation (the “Corporation”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Covenant Financial, Inc., a Pennsylvania corporation (“Covenant”). Pursuant to the terms and conditions set forth in the Merger Agreement, Covenant will merge with and into the Corporation, with the Corporation surviving (the “Merger”), and Covenant Bank, the wholly owned subsidiary of Covenant, will merge with and into Citizens & Northern Bank (“C&N Bank”), the wholly-owned subsidiary of the Corporation, with C&N Bank surviving (the “Bank Merger”).

The Merger Agreement has been approved by the boards of directors of each of the Corporation and Covenant. Subject to receiving the requisite approval of the Merger Agreement by Covenant’s shareholders, the receipt of the Requisite Regulatory Approval (as defined in the Merger Agreement), and the fulfillment of other customary closing conditions, the parties anticipate that the Merger will close in the third quarter of 2020 and have agreed that the Merger will not close prior to July 1, 2020.

At the effective time of the Merger, each share of Covenant’s common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 0.6212 shares of common stock of the Corporation or $16.50 in cash, at the election of the holder; provided, however, that individual shareholder elections of consideration will be prorated as necessary to ensure that, in the aggregate, 25% of the Covenant common stock will be converted into the cash consideration and 75% of the Covenant common stock will be converted into the stock consideration. Holders of Covenant common stock prior to the consummation of the Merger will own approximately 13% of the Corporation’s common stock outstanding immediately following the consummation of the Merger.

No fractional shares of the Corporation’s common stock will be issued in connection with the Merger. Instead, each holder of shares of Covenant who would otherwise be entitled to receive a fractional share of the Corporation’s common stock will be entitled to receive an amount in cash equal to such fractional share multiplied by the average of the closing prices for the Corporation’s common stock for the ten consecutive trading days ending on the fifth business day preceding the closing date of the Merger. In addition, at the effective time of the Merger, each outstanding and unexercised option to purchase shares of Covenant common stock shall become fully vested and exchanged into the right to receive an amount in cash (without interest) equal to the number of shares of Covenant common stock covered by such Covenant option multiplied by the excess, if any, of the cash consideration over the per-share exercise price of such Covenant stock option; provided however, that each Covenant option held by a Continuing Employee (as defined in the Merger Agreement) who submits an election not to receive cash for such options, shall be converted into a rollover option to purchase shares of the Corporation’s common stock in substitution therefor.

The Merger Agreement contains customary representations and warranties from each of the Corporation and Covenant, each with respect to its and its subsidiaries’ businesses. In addition, the Merger Agreement includes customary covenants, including, among others, (i) covenants by each party relating to the conduct of its business during the interim period between the execution of the Merger Agreement and the effective time of the Merger, (ii) covenants by Covenant relating to Covenant’s obligation to call a meeting of its shareholders to approve the Merger Agreement, (iii) a covenant by Covenant, subject to certain exceptions, to recommend that its shareholders approve the Merger Agreement and (iv) covenants by Covenant not to, subject to certain exceptions, (a) initiate, solicit, induce or encourage or take any action to facilitate (including by providing non-public information) any inquiries or proposals with respect to any acquisition proposals or (b) engage in discussions with third parties relating to any acquisition proposal.

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The Merger Agreement provides certain termination rights for each of the Corporation and Covenant, including, among others, if the closing of the Merger has not been completed by November 20, 2020, Covenant may terminate the Merger Agreement under certain circumstances, including the good faith determination by its board of directors that it has received an unsolicited bona fide “superior proposal,” which remains a superior proposal after any proposed modification of the Merger Agreement, if any, by the Corporation. In addition, the Corporation may terminate the Agreement if Covenant receives a superior proposal for a transaction and Covenant does one of the following: enters into an agreement for the superior transaction, withdraws its recommendation or fails to recommend the Merger Agreement or delivers a final notice that it plans to accept the superior proposal. If the Merger Agreement is terminated under certain circumstances, Covenant must pay a termination fee of $2,900,000 to the Corporation.

In addition, Covenant may terminate the Merger Agreement if the price of the Corporation’s common stock both (1) declines by more than 20% from its price on December 17, 2019 (which was $27.09), as compared to the average over a 10 day trading period ending shortly before closing and (2) declines by more than 20% when compared to the NASDAQ Bank Index, using the same time periods, unless the Corporation adjusts the merger consideration to make up the difference, in which case Covenant will still be required to complete the Merger.

In connection with the Merger Agreement, the directors and executive officers (in their capacity as shareholders) of Covenant have entered into Voting Agreements pursuant to which they have agreed to vote shares of Covenant common stock owned beneficially or of record by such shareholder, representing approximately 32.3% of the total outstanding shares of Covenant as of the date hereof, in favor of the Merger Agreement and related matters. The foregoing description of the Voting Agreements does not purport to be complete and is qualified entirely by reference to the full text of the Voting Agreements. The forms of these agreements are attached to the Merger Agreement and are incorporated by reference.

Pursuant to the terms of the Merger Agreement, on or promptly after the effective time of the Merger, and subject only to any applicable regulatory approvals, the Corporation will appoint two current members of Covenant’s Board of Directors to the Corporation’s Board of Directors, and the Board of C&N Bank will appoint two current members of Covenant’s Board of Directors to C&N Bank’s Board of Directors, each of whom are mutually acceptable to Covenant and the Corporation.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The Merger Agreement is not intended to provide any factual information about the Corporation, Covenant or their respective subsidiaries and affiliates to investors. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the parties as stated in the Merger Agreement, including being qualified by confidential disclosure schedules made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are, in some cases, subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors under applicable securities law standards of materiality. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Corporation or Covenant. Therefore, the disclosure included in this Current Report on Form 8-K regarding the Merger Agreement and the Merger should be read together with the other information concerning the Corporation and Covenant that is publicly filed in reports and statements with the SEC.

The foregoing disclosure may include forward-looking statements, including statements about future results. Investors are cautioned that all forward-looking statements involve risks and uncertainty. These forward-looking statements include statements with respect to the Corporation’s strategies, goals, beliefs, expectations, estimates, intentions, financial condition, results of operations, future performance and business. Statements preceded by, followed by or that include the words “may,” “could,” “should,” “pro forma,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important economic, regulatory, legal and technological factors, among others, that could cause the Corporation’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. The Corporation cautions that the foregoing factors are not exclusive. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

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Item 7.01	Regulation FD

Pursuant to Regulation FD, information is being attached as an Exhibit to this Current Report with respect to a presentation made available by the Corporation on December 18, 2019. This presentation provides an overview of the Corporation’s strategy with respect to its merger with Covenant. In addition, the Corporation issued a press release announcing that it had entered into the Merger Agreement with Covenant which is attached hereto as Exhibit 99.1.

The investor presentation filed herewith includes certain non-GAAP financial measures. The Corporation uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance. A reconciliation of these adjustments to the most directly comparable GAAP measures is included as the last page of the investor presentation, which was filed with this Form 8-K as Exhibit 99.2. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Corporation may not be comparable to non-GAAP financial measures used by other companies.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated December 18, 2019, by and between Covenant Financial, Inc. and Citizens & Northern Corporation*

99.1	Press Release, dated December 18, 2019

99.2	Investor Presentation, dated December 18, 2019

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CITIZENS & NORTHERN CORPORATION
(Registrant)

Dated: December 18, 2019	/s/ Mark A. Hughes
Mark A. Hughes
Treasurer and Chief Financial Officer

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